Short-term Entrusted Financial Management Contract

Party A : Shandong Wenye Investment Co., Ltd.

Address: No. 168, Huayuan Road, Rongji Building, Room 2307, Licheng District, Jinan, Shandong

Party B : Benefactum Alliance Business Consultant (Beijing) Co.,Ltd.

Address: 6 Danleng Street, Building No. 1, 10/F, Room 1105 & 1106, , Haidian District, Beijing

On the basis of full confidence and the principle of equality and mutual benefit, Party A and Party B voluntarily reach the following agreements after friendly negotiation:

I. Entrusted matter

In order to obtain better financial returns, Party B shall entrust RMB 50,000,000 yuan (amount in words: RMB 50 million yuan) to Party A to conduct short-term financial management activities.

II. Scope of Party A’s authorization

Party A shall use Party B’s funds mainly in accordance with the items on the business license of Party A; and the investment scope shall be limited to purchasing principal guaranteed wealth products. To ensure the safety of the principal, the funds shall not be used for other purposes.

III. Specific requirements of the entrusted matters

1. Term: the term of trust management of Party B shall be six months from the date of signing this Contract. When the Contract becomes due, it can be automatically extended through negotiation of both parties, the extension of the period shall be six months.

2. Profit definition: Profit = final assets - initial assets - transaction cost
Profit margin: profit margin = profit /beginning assets *100%

3. At the end of this entrustment, if the profit margin is greater than or equal to 5%, Party B shall pay 25% of the 5% exceeded part to Party A as commission; if the profit margin is negative and less than -5%, that is, the loss is greater than 5%, Party A shall pay 25% of the 5% exceeded part to Party B as compensation.

If the profit margin is between -5% and 5%, Party B shall gain the profits or take the losses on its own.

For example, if the amount of fund is 1 million and the profits on maturity is 100,000, Party B shall pay (10-5) * 0.25= RMB 12,500 Yuan to Party A; if at the end the loss is 100,000, Party A shall pay (10-5) * 0.25=12500 Yuan to Party B; if the profit is between -50000 and 50000, Party B shall gain the profits or take the losses on its own.

4. If Party B withdraws the funds before the entrustment is due, it shall inform Party A 7 days in advance, and Party A shall make preparations to return the funds in advance. If the profits are positive, Party B shall pay 25% of the profit to Party A as commission.

5. If the loss is greater than 10% during the term of the Contract, Party B shall have the right to terminate the Contract and settle the account in accordance with the settlement method described in Article 3.

IV. Rights and obligations of both parties

(I) Rights and obligations of Party A

1. Party A shall have the right to use and manage the investment funds of Party B, but shall be highly responsible for it to ensure the safety of Party B’s funds.

2. During the term of the Contract, Party A shall have the responsibility and obligation to maintain and increase the value of the funds of Party B, and keep the information of Party B confidential and shall not disclose such information to others.

3. Party A shall comply with the agreements in the Contract regarding the dividends earned from the business, and shall distribute the dividends to the account of Party B, and it shall inform Party B of the amount of the annual dividends that are transferred to the principal.

(II) Rights and obligations of Party B

1. Party B shall provide Party A with the relevant data.

2. It shall be entitled to conduct supervision and provide advice for the management of Party A and actively support the lawful legitimate business of Party A and shall not interfere with the legitimate business of Party A.

3. Party B shall have the obligation to keep the business secrets of the investment and financial management provided by Party A; without the consent of Party A, Party B shall not provide or disclose the Contract and other data to third party.

V. Modification and termination of the Contract

1. If there is any modification needed or any matters not covered in the Contract, both parties shall modify it in written form or sign a supplementary contract after mutual consent of both parties.

2. In the course of implementing the Contract, if any disputes between the two parties arise, the disputes shall be resolved through friendly negotiation. If the disputes cannot be resolved through negotiation, either party can file a lawsuit with the People’s Court at the location of Party B.

VI. Other duties

1. The Contract is prepared in quadruplicate, with one copy held by each party respectively, which shall have the same legal force.

2. This Contract shall come into effect upon both parties sealing on it.

(No text below)

Party A (trustee): Shandong Wenye Investment Co., Ltd. [Seal]

Authorized representative:

Party B: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Authorized representative:

Date of signing: November 7, 2016